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                                                                     Exhibit 2.2
                                                                     -----------

                              TERM PROMISSORY NOTE
                              --------------------

$9,000,000.00                                               Louisville, Kentucky
                                                                   July 31, 1997


         FOR VALUE RECEIVED, RES-CARE, INC., a Kentucky corporation with its principal office and place of business at 10140 Linn Station Road, Louisville, Kentucky 40223 (the "Maker"), promises and agrees to pay to D. RICHARD GREER, ROBERT V. GREER AND ALICIA GREER AUSTIN of Lenoir, North Carolina (collectively, "Payees"), the aggregate principal sum of NINE MILLION DOLLARS ($9,000,000.00), subject to reduction as provided below, without interest (except as provided in Section 4 below), in legal tender of the United States of America.

         1. PURPOSE OF NOTE. This Note is being delivered by Maker in connection with its purchase from Payees of all of the issued and outstanding capital stock of Communications Network Consultants, Inc., a Rhode Island corporation (the "Company"), pursuant to the Stock Purchase Agreement dated July 31, 1997, among Maker and the Payees (the "Agreement"). All capitalized terms not otherwise defined herein shall have the meanings given to them in the Agreement.

         2. PAYMENT OF PRINCIPAL; EARN-OUT CALCULATION. The principal of this Note shall be payable to Payees in three consecutive annual installments of $3,000,000 (subject to reduction as provided below) on the 1998 Earn-out Date, the 1999 Earn-out Date and the 2000 Earn-out Date. The respective installments payable under this Note shall be subject to reduction as follows:

              (a) The installment payable on the 1998 Earn-out Date shall be reduced by $3,000,000 (and therefore shall be zero) if the Company Earnings for the First Measurement Period do not equal or exceed $3,552,000. The installment payable on the 1998 Earn-out Date shall not be reduced and shall be $3,000,000 if the Company Earnings for the First Measurement Period equal or exceed $4,868,000. If the Company Earnings for the First Measurement Period are between $4,868,000 and $3,552,000, the installment payable on the 1998 Earn-out Date shall be equal to the product of (i) $3,000,000 and (ii) (A) the Company Earnings for the First Measurement Period minus $3,552,000, divided by
         (B) $1,316,000.

              (b) The installment payable on the 1999 Earn-out Date shall be reduced by $3,000,000 (and therefore shall be zero) if the Company Earnings for the Second Measurement Period do not equal or exceed $4,868,000. The installment payable on the 1999 Earn- out Date shall not be reduced and shall be $3,000,000 if the Company Earnings for the Second Measurement Period equal or exceed $5,842,000. If the Company Earnings for the Second Measurement Period are between $5,842,000 and $4,868,000, the installment payable on the 1999 Earn-out Date shall be equal to the product of (i) $3,000,000 and (ii) (A) the Company Earnings for the Second Measurement Period minus $4,868,000, divided by
         (B) $974,000.
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              (c)   The installment payable on the 2000 Earn-out Date shall be reduced by $3,000,000 (and therefore shall be zero) if the Company Earnings for the Third Measurement Period do not equal or exceed $5,842,000. The installment payable on the 2000 Earn-out Date shall not be reduced and shall be $3,000,000 if the Company Earnings for the Third Measurement Period equal or exceed $7,010,000. If the Company Earnings for the Third Measurement Period are between $7,010,000 and $5,842,000, the installment payable on the 2000 Earn-out Date shall be equal to the product of (i) $3,000,000 and (ii) (A) the Company Earnings for the Third Measurement Period minus $5,842,000, divided by
         (B) $1,168,000.

All of the provisions of the Agreement relating to the calculation and payment of the installments of this Note, including but not limited to the procedures for the resolution of any disagreement regarding the calculation of Company Earnings or any reduction in any installment hereunder, are incorporated herein by this reference.

         3. PROPORTIONATE INTERESTS OF PAYEES; PLACE OF PAYMENTS. All payments hereunder shall be allocated and apportioned to the Payees as follows:


               D. Richard Greer                                     70%
               Robert V. Greer                                      25%
               Alicia Greer Austin                                   5%

All amounts payable under this Note shall be paid by wire transfer of immediately available funds to one or more accounts designated in a written notice delivered by Payees to Maker.

         4. INTEREST. Except as provided in this Section 4, this Note and the amounts due hereunder shall not bear interest. The unpaid outstanding balance of any installment payable under this Note shall bear interest at a rate per annum equal to seven percent (7%) from the applicable Earn-out Date to and including the date such balance of such installment is actually paid to Payees. However, if (i) such installment is not paid within sixty (60) days after the applicable Earn-out Date, and (ii) Maker has not paid that portion of the installment payable which is not in dispute or is not disputing the balance of such installment in good faith, then, in lieu of the interest contemplated by the preceding sentence, such installment shall bear interest at a rate per annum equal to ten percent (10%) from the applicable Earn-out Date to and including the date the balance of such installment is actually paid to Payees.

         5. PROVISIONS RELATING TO VESTING OR FORFEITURE OF INSTALLMENTS. Contemporaneously herewith, each of the Payees and the Company have executed employment agreements (collectively, the "Employment Agreements") providing, INTER ALIA, for the employment by the Company of the Payees for a period of three (3) years from the date hereof.

              (a)   TERMINATION BY COMPANY WITHOUT CAUSE OR BY A PAYEE FOR
         GOOD REASON. If the employment of any of the Payees is terminated (i) by the Company without Cause (as defined in Section 5(c) of the Employment Agreements) or (ii) by the respective Payee for Good Reason (as defined in Section 5(e) of the Employment Agreement applicable to such Payee), the installment payable under this Note for the Measurement Period in which such termination occurs, and the remaining amount of any installment

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         under this Note for each subsequent Measurement Period after such termination occurs, shall, unless they have been previously forfeited, be paid to the Payees determined without regard to whether the threshold amounts or performance levels are reached in the Measurement Period during which termination occurs and later Measurement Periods, as and when such installments would otherwise be due hereunder. None of the Payees may be terminated without Cause without Maker's consent and no termination by any Payee shall be considered to be for "Good Reason" unless Maker consents in writing to the action which is the basis for such termination.

              (b)   TERMINATION OF D. RICHARD GREER OTHER THAN FOR GOOD
         REASON. If D. Richard Greer terminates his employment with the Company other than for Good Reason, all installments payable to Payees under this Note for all Measurement Periods commencing with the Measurement Period in which such termination occurs shall be forfeited by Payees.

              (c) TERMINATION OF ROBERT V. GREER OTHER THAN FOR GOOD REASON. If Robert V. Greer ("Robert") terminates his employment with the Company other than for Good Reason, the proportionate amounts of all installments hereunder which are otherwise payable to Robert under this Note for all Measurement Periods commencing with the Measurement Period in which such termination occurs shall be forfeited by Robert. No amount so forfeited by Robert shall be payable to any other Payee.

         6. NO WAIVER; TIME OF THE ESSENCE. The failure of Payees to exercise any of their rights and remedies shall not constitute a waiver of the right to exercise them at that or any other time. Time shall be of the essence in the payment of all sums due under this Note and the performance of Maker's other obligations.

         7. EXPENSES. If this Note is placed in the hands of any attorney for collection or is collected through any court including any bankruptcy court, Maker promises and agrees to pay to Payees their reasonable attorneys' fees, court costs and all other expenses incurred in collecting or attempting to collect or securing or attempting to secure this Note as provided by the laws of the Commonwealth of Kentucky.

         8. WAIVERS. The Maker waives (a) presentment, demand, notice of dishonor, protest, notice of protest and non-payment and (b) all exemptions to which Maker may now or hereafter be entitled under the laws of the Commonwealth of Kentucky or of the United States and agrees that Payees shall have the right to grant Maker any extension of time for payment of this Note or any other indulgence or forbearance whatsoever without in any way affecting the liability of Maker under this Note and without waiving any rights Payees may have under this Note or by virtue of the laws of the Commonwealth of Kentucky or of the United States.

         9. PREPAYMENTS. This Note may be prepaid in whole or in part at any time without premium or penalty.

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         10.  GOVERNING LAW. This Note has been delivered in and shall be governed by and construed in accordance with the laws of the Commonwealth of Kentucky.

         IN WITNESS WHEREOF, Maker has caused this Note to be duly executed and delivered by an authorized officer thereof as of the day, month and year first above written.

                               RES-CARE, INC.


                               By: ____________________________________________
                                        Paul G. Dunn
                                        Executive Vice President of Development
Attest:


By: /s/ Gary R. Weltkamp
   ------------------------
Name: GARY R. WELTKAMP
     ---------------------------

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                              TERM PROMISSORY NOTE
                              --------------------

$2,500,000.00                                               Louisville, Kentucky
                                                                   July 31, 1997


         FOR VALUE RECEIVED, RES-CARE, INC., a Kentucky corporation with its principal office and place of business at 10140 Linn Station Road, Louisville, Kentucky 40223 (the "Maker"), promises and agrees to pay to D. RICHARD GREER, ROBERT V. GREER AND ALICIA GREER AUSTIN of Lenoir, North Carolina (collectively, "Payees"), the aggregate principal sum of TWO MILLION FIVE HUNDRED THOUSAND DOLLARS ($2,500,000.00), together with interest upon such aggregate principal balance at the rate provided below, in legal tender of the United States of America.

     1. INTEREST RATE. The principal balance of this Note as the same shall exist from time to time shall bear interest at a rate per annum equal to seven percent (7%). All interest under this Note shall be computed on the basis of the actual number of days elapsed over an assumed year of 365 days.

     2. PAYMENT OF PRINCIPAL AND INTEREST; MANNER OF PAYMENTS. All accrued interest on this Note shall be paid to Payees annually in arrears on each anniversary of the date hereof, so long as this Note or any part hereof remains unpaid, and shall also be paid to Payees in full on the Maturity Date (as defined below). The outstanding principal balance of this Note shall be paid in two (2) consecutive annual installments, the first of which shall be payable on the first anniversary of the date hereof and shall be equal to One Million Two Hundred Fifty Thousand Dollars ($1,250,000.00), and a final installment payable on the second anniversary of the date hereof equal to the remaining principal balance hereof, which date shall be considered the maturity date of this Note (the "Maturity Date"). All amounts payable under this Note shall be paid by wire transfer of immediately available funds to one or more accounts designated in a written notice delivered by Payees to Maker.

     3. PURPOSE OF NOTE; SETOFF PURSUANT TO THE AGREEMENT. This Note is being delivered by Maker in connection with its purchase from Payees of all of the issued and outstanding capital stock of Communications Network Consultants, Inc., a Rhode Island corporation (the "Company"), pursuant to the Stock Purchase Agreement dated July 31, 1997, among Maker and the Payees (the "Agreement"). Maker may set off against principal and interest payments payable by it hereunder all amounts for which Maker or the Company shall be entitled to indemnification by Payees under, and in accordance with the provisions of,
Article VI of the Agreement.

     4. DEFAULT. The occurrence of any one or more of the following events shall be an "Event of Default":

          (a) if the Maker shall fail to pay any installment of principal or interest due under this Note within ten (10) days after the due date thereof; provided, however, the failure to pay any installment of principal or interest by reason of the exercise of Maker's right of setoff in accordance with Section 6.4 of the Agreement shall not be considered an Event of Default;

          (b) the making of an assignment for the benefit of creditors by Maker; the voluntary appointment (at the request of any such party or with the consent of any such party) of a receiver, custodian, liquidator or trustee in bankruptcy of the property of Maker; the filing by Maker of a petition in bankruptcy or adjudication of Maker as a bankrupt or insolvent; or the filing by Maker of any petition or answer seeking or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future federal, state or other law or regulation relating to bankruptcy, insolvency or other relief for debtors; and

          (c) the filing against Maker of a petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future federal, state or other law or regulation relating to bankruptcy, insolvency or other similar relief for debtors, or the involuntary appointment of a receiver, custodian, liquidator or trustee in bankruptcy of the property of Maker, and such petition or appointment is not vacated or discharged within ninety
     (90) days after the filing or making thereof.

     5. NO WAIVER; REMEDIES. The failure of Payees to exercise any of their rights and remedies shall not constitute a waiver of the right to exercise them at that or any other time. Time shall be of the essence in the payment of all sums due under this Note.

     6. EXPENSES. If after the occurrence of an Event of Default this Note is placed in the hands of any attorney for collection or is collected through any court including any bankruptcy court, Maker promises and agrees to pay to Payees their reasonable attorneys' fees, court costs and all other expenses incurred in collecting or attempting to collect or securing or attempting to secure this Note as provided by the laws of the Commonwealth of Kentucky.

     7. WAIVERS. The Maker waives (a) presentment, demand, notice of dishonor, protest, notice of protest and non-payment and (b) all exemptions to which Maker may now or hereafter be entitled under the laws of the Commonwealth of Kentucky or of the United States and agrees that Payees shall have the right to grant Maker any extension of time for payment of this Note or any other indulgence or forbearance whatsoever without in any way affecting the liability of Maker under this Note and without waiving any rights Payees may have under this Note or by virtue of the laws of the Commonwealth of Kentucky or of the United States.

     8. PREPAYMENTS. This Note may be prepaid in whole or in part at any time without premium or penalty. On the date of such prepayment, the Maker shall pay all accrued interest on the Note to such date.

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     9.   GOVERNING LAW. This Note has been delivered in and shall be governed by and construed in accordance with the laws of the Commonwealth of Kentucky.

     IN WITNESS WHEREOF, Maker has caused this Note to be duly executed and delivered by an authorized officer thereof as of the day, month and year first above written.

                                   RES-CARE, INC.


                                   By:_________________________________________
                                         Paul G. Dunn
                                         Executive Vice President of Development
Attest:


By: /s/ Gary R. Weitkamp
   -----------------------------

Name: GARY R. WEITKAMP
     ---------------------------------


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